EXHIBIT 99.2

                    PetMed Express, Inc.
                     1441 SW 29th Avenue
                Pompano Beach, Florida  33069

March 16, 2004

Mendo Akdag
1441 SW 29th Avenue
Pompano Beach, Florida 33069

Dear Mendo:

      The Board of Directors of PetMed Express, Inc. (the "Corporation") is pleased to award you an Option pursuant to the provisions of the PetMed Express, Inc. 1998 Stock Option Plan (the "Plan"). This letter will describe the Option granted to you. Attached to this letter is a copy of the Plan. The terms of the Plan also set forth provisions governing the Plan. Your signature on this letter is an acknowledgment to us that you have read and understand the Plan and that you agree to abide by its terms. All terms not defined in this letter shall have the same meaning as in the Plan.

  1.   Type of Option.  You are granted an ISO.  Please see in
       --------------
       particular Section 11 of the Plan.

  2.   Rights and Privileges.   Subject to the conditions
       ---------------------
       hereinafter set forth, we grant you the right to purchase up to 250,000 shares of Stock at $10.64 per share, the current fair market value of a share of Stock. This option shall vest at the rate of 83,333 shares on each of the date hereof, March 16, 2005 and March 16, 2006 and 83,334 on March 16, 2007, providing that you have been continuously employed by the Corporation during such period.

  3.   Time of Exercise.  The Option may be exercised at any
       ----------------
       time and from time to time beginning when the right to purchase the shares of Stock accrues and ending when they terminate as provided in Section 5 of this letter.

  4.   Methods of Exercise.  The Options shall be exercised by
       -------------------
       written notice to the Chairman of the Board of Directors at the Corporation's principal place of business. The notice shall set forth the number of shares of Stock to be acquired and shall contain a check payable to the Corporation in full payment for the Stock or that number of already owned shares of Stock equal in value to the total Exercise Price of the Option. We shall make delivery of the shares of Stock subject to the conditions described in Section 13 of the Plan.

  5.   Termination of Option.  To the extent not exercised,
       ---------------------
       the Option shall terminate upon the first to occur of the following dates:


                       99.2 page 1 - 2

       (a) Three (3) years from the date of vesting pursuant to the provisions of Section 2 of this Agreement; or

       (b) The expiration of thirty (30) days following the date your employment terminates with the Corporation and any of its subsidiaries included in the Plan for any reason, other than by reason of death or permanent disability. As used herein, "permanent disability" means your inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months; or

       (c) The expiration of 12 months following the date your employment terminates with the Corporation and any of its subsidiaries included in the Plan, if such employment termination occurs by reason of your death or by reason of your permanent disability (as defined above).

  6.   Securities Laws.
       ---------------

       The Option and the shares of Stock underlying the Option have been registered under the Securities Act of 1933, as amended (the "Act"). The Option and the shares of Stock underlying the Option will remain registered, as long as the Company's reporting status with the Securities and Exchange Commission is current. Such shares cannot be sold, transferred, assigned or otherwise hypothecated without registration under the Act or unless a valid exemption from registration is then available under applicable federal and state securities laws and the Corporation has been furnished with an option of counsel satisfactory in form and substance to the Corporation that such registration is not required.

  7.   Binding Effect.  The rights and obligations described
       --------------
       in this letter shall inure to the benefit of and be binding upon both of us, and our respective heirs, personal representatives, successors and assigns.

  8.   Date of Grant.  The Option shall be treated as having
       -------------
       been granted to you on the date of this letter even though you may sign it at a later date.

                               Very truly yours,


                               By:  /s/ Marc A. Puleo
                                  -------------------------------
                                  Marc A. Puleo, M.D, President


AGREED AND ACCEPTED:

/s/ Menderes Akdag
--------------------------


                       99.2 page 2 - 2